Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

January 29, 2015

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 34% Increase in Quarterly Earnings and

55% Increase in Annual Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income available to common shareholders of $1.7 million, or $0.20 per diluted share, for the three months ended December 31, 2014, a 34.4% increase compared to net income available to common shareholders of $1.3 million, or $0.17 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 0.70% and 9.78%, respectively, compared to 0.57% and 8.87% for the same period a year ago.

Highlights include:

•	Robust loan growth of 12.2% since December 31, 2013 – 28.1% growth in consumer loans, 21.3% growth in residential mortgage loans and 10.6% growth in commercial loans.
•	Strong deposit growth of 7.5% since December 31, 2013 due to savings and noninterest-bearing demand deposit growth.
•	Core earnings growth – 11.7% increase in net interest income compared to the prior year’s quarter due to strong loan growth.
•	Net interest margin of 3.49% this quarter compared to 3.42% in the prior year’s quarter.
•	Improved credit quality metrics due to a 25.6% decrease in nonperforming loans compared to the prior year’s quarter.

“This was a year of solid performance for Unity,” reported James A. Hughes, President and CEO.  “Our strong loan and deposit growth in 2014 was the result of our commitment to being the best financial service provider in the markets that we serve.  Our exceptional employees provide remarkable service on a daily basis to ensure a loyal and happy customer base.  It is this commitment to excellence which drives our success.  We are in great markets, and have a wide array of financial products that are delivered by our highly motivated team of professionals.  In 2015, I am convinced that we will build on what we have achieved and that our financial performance will continue to significantly strengthen.  We are eagerly awaiting the challenges of tomorrow.”

For the year ended December 31, 2014, net income available to common shareholders totaled $6.4 million, or $0.81 per diluted share, compared to $4.1 million or $0.53 per diluted share in the prior period.  Return on average assets and average common equity for the twelve month periods were 0.70% and 10.28%, respectively, compared to 0.61% and 7.22% for the same period a year ago.

Net Interest Income

Net interest income increased $825 thousand to $7.9 million for the quarter and increased $2.7 million to $30.1 million for the year ended December 31, 2014 compared to the prior year’s periods.  The increases in each period were the result of momentum from the strong growth in commercial, residential mortgage and consumer loan volume.  Quarterly average commercial loans increased $44.3 million, average residential mortgage loans increased $40.1 million and consumer loans increased $12.2 million compared to the comparable quarter in 2013. The increase in interest income for the quarter and year to date was due to a larger loan portfolio, offset by a smaller investment portfolio and the increase in interest paid on deposits.

The net interest margin increased 7 basis points to 3.49% for the quarter ended December 31, 2014 compared to 3.42% the prior year’s quarter.  For the year, the net interest margin remained stable at 3.53%.  We expect net interest income to continue to expand in future quarters due to strong loan growth as our net interest margin remains stable.

Provision for Loan Losses

The provision for loan losses was $850 thousand for the quarter and $2.6 million for the year ended December 31, 2014, compared to $800 thousand and $2.4 million for the comparable prior year periods.  The increase was due to elevated levels of charge-offs.

Noninterest Income

Noninterest income increased $189 thousand to $1.7 million for the three months ended December 31, 2014, compared to the same period last year.  Quarterly noninterest income increased due to gains on the sale of SBA loans and gains on the sale of securities, partially offset by declines in branch fee income.  For the year ended December 31, 2014, noninterest income increased $75 thousand or 1.1% to $6.7 million.

SBA loan sales totaled $4.0 million with net gains on sale of $342 thousand for the quarter.  There were no loan sales during the fourth quarter 2013.  For the year, SBA loan sales totaled $10.4 million with net gains of $975 thousand in 2014 and $6.3 million with net gains on sale of $628 thousand in 2013.

Quarterly gains on the sale of mortgage loans were stable.  During the fourth quarter, $14.1 million in residential mortgage loans were sold at a gain of $323 thousand, compared to $15.8 million sold at a gain of $312 thousand during the prior year’s quarter.  Approximately $4.0 million of the sold loans were previously originated 30 year fixed rate loans in our portfolio that were sold to reduce interest rate risk.  For the twelve month period, $59.2 million in residential mortgage loans were sold at a gain of $1.1 million, compared to $78.4 million sold at a gain of $1.7 million during the prior year’s period. All residential mortgage loans originated in 2014 that are held in portfolio for investment are adjustable rate mortgages or 15 year fully amortizing mortgages.

Security gains totaled $55 thousand for the quarter, compared to $22 thousand in the prior year’s quarter.  For the year, security gains totaled $433 thousand versus $390 thousand in the prior year.

Branch fee income, which consists of service charges and overdraft fees, declined $50 thousand and $36 thousand in the quarterly and annual periods, respectively.  The decreases were due to a lower volume of overdraft fees.

For the twelve months ended December 31, 2014, BOLI income increased $212 thousand due to a death benefit.

Service and loan fee income decreased for the quarter and year to date periods due to lower SBA loan servicing income as the volume of serviced loans declined.  During the twelve month period, reduced late charges, payoff and prepayment penalties were partially offset by increased processing fees.

Noninterest Expense

Noninterest expense increased $183 thousand to $6.0 million for the quarter and $691 thousand to $24.7 million for the year ended December 31, 2014.  The primary drivers of the increases during both periods were compensation, processing and communications, furniture and equipment and advertising expenses.  Details of significant fluctuations are below.

•

Compensation and benefits expenses increased in both periods primarily due to higher salary expense as we expanded our commercial lending staff, increased our year-end bonus accruals and realized increased benefits costs such as medical insurance.

•

Occupancy expenses declined in both periods. For the quarterly period, depreciation on leasehold improvements, snow removal and property repairs and maintenance fell compared to the prior year.  For the annual period, occupancy expenses fell due to lower rental expense and leasehold improvement depreciation as a result of purchasing three of our previously leased locations.
•

Processing and communications expenses continued to expand as we added products and services to remain competitive.   This category includes the rising costs of providing our customers with products and services such as electronic banking, online bill payment, and ATM/debit cards.  In addition, it includes the associated rise in data processing costs of our core banking system and electronic access expenses such as communication line costs.

•	Furniture and equipment expense increased during each period due to rising costs of technology such as computer network and software maintenance costs.
•	Advertising expenses increased in both periods due to the use of television and radio media, core deposit promotional expenses as well as seasonal involvement in various community events.
•

OREO expenses decreased this quarter but remained slightly elevated for the twelve month period as we worked through the collection process and incurred expenses such as property maintenance and legal costs, as well as delinquent taxes and losses on sale.

Financial Condition

At December 31, 2014, total assets were $1.0 billion, an increase of $87.7 million from the prior year-end:

•

Total securities decreased $27.4 million or 25.5%, from year-end to $80.1 million at December 31, 2014.  During the year, we strategically sold longer dated investments in order to reduce the portfolio’s average life and duration.

•

Total loans increased $83.1 million or 12.2%, from year-end 2013 to $761.8 million at December 31, 2014. The majority of the growth came in our residential mortgage, commercial and consumer loan portfolios which increased $38.8 million, $38.6 million and $13.0 million, respectively.

•

Total deposits increased $55.6 million or 7.5%, to $794.3 million at December 31, 2014, due primarily to an increase in savings, noninterest-bearing demand deposits and time deposits partially offset by a decline in interest-bearing demand deposits. Savings deposits increased due to our promotion during the third and fourth quarters while time deposits have increased in response to our 15 month and 5 year term promotions.  The noninterest-bearing demand deposits increase consists of commercial deposit customer relationships.

•

Shareholders’ equity was $70.1 million at December 31, 2014, an increase of $13.0 million from year-end 2013, due primarily to the $6.2 million net proceeds from the rights offering plus year-to-date net income less the dividends paid.

•	Book value per common share was $8.36 as of December 31, 2014.
•	At December 31, 2014, the leverage, Tier I and Total Risk Based Capital ratios were 8.71%, 11.57% and 12.83% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•

Nonperforming assets totaled $12.5 million at December 31, 2014, or 1.64% of total loans and OREO, compared to $15.9 million or 2.34% of total loans and OREO at year-end 2013.  During the quarter the Company transferred four loans into nonaccrual totaling approximately $3.1 million.

•

Accruing troubled debt restructurings (“TDRs”) decreased $3.9 million from year-end to $3.5 million.  This decrease was due to the transfer of three loans totaling approximately $3.0 million into nonaccrual status during the year and principal pay downs.  There have been no new TDRs recognized in 2014.

•	OREO increased $529 thousand to $1.2 million at December 31, 2014.
•	The allowance for loan losses totaled $12.6 million at December 31, 2014, or 1.65% of total loans compared to $13.1 million and 1.94% at December 31, 2013.
•

Net charge-offs were $1.2 million for the three months ended December 31, 2014, consistent with the same period a year ago.  For the twelve months ended December 31, 2014, net charge-offs were $3.1 million compared to $4.0 million at December 31, 2013.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.0 billion in assets and $794 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

December 31, 2014

				December 31, 2014 vs.
				September 30, 2014	December 31, 2013
(In thousands, except percentages and per share amounts)	December 31, 2014	September 30, 2014	December 31, 2013%		%
BALANCE SHEET DATA:
Total assets	$1,008,788	$969,593	$921,118	4.0%	9.5%
Total deposits	794,341	781,920	738,698	1.6	7.5
Total loans	761,825	744,366	678,701	2.3	12.2
Total securities	80,082	86,879	107,514	(7.8)	(25.5)
Total shareholders' equity	70,123	68,384	57,173	2.5	22.7
Allowance for loan losses	(12,551)	(12,918)	(13,141)	(2.8)	(4.5)

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$2,653	$2,694	$1,872	(1.5)	41.7
Provision for income taxes	952	808	606	17.8	57.1
Net income	1,701	1,886	1,266	(9.8)	34.4
Preferred stock dividends and discount accretion	-	-	-	-	-
Income available to common shareholders	$1,701	$1,886	$1,266	(9.8)	34.4

Net income per common share - Basic (1)	$0.20	$0.24	$0.17	(16.7)	17.6
Net income per common share - Diluted (1)	$0.20	$0.24	$0.17	(16.7)	17.6

Return on average assets	0.70%	0.82%	0.57%	(14.6)	22.8
Return on average equity (2)	9.78%	11.89%	8.87%	(17.7)	10.3
Efficiency ratio	63.68%	65.80%	68.87%	(3.2)	(7.5)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes	$9,553		$7,682		24.4
Provision for income taxes	3,145		2,567		22.5
Net income	6,408		5,115		25.3
Preferred stock dividends and discount accretion	-		988		(100.0)
Income available to common shareholders	$6,408		$4,127		55.3

Net income per common share - Basic (1)	$0.82		$0.55		49.1
Net income per common share - Diluted (1)	$0.81		$0.53		52.8

Return on average assets	0.70%		0.61%		14.8
Return on average equity (2)	10.28%		7.22%		42.4
Efficiency ratio	67.90%		71.34%		(4.8)

SHARE INFORMATION:
Market price per share	$9.43	$9.63	$7.66	(2.1)	23.1
Dividends paid	$0.03	$0.03	$0.01	-	2.0
Book value per common share	$8.36	$8.17	$7.55	2.3	10.7
Average diluted shares outstanding (QTD)	8,478	7,946	7,618	6.7	11.3

CAPITAL RATIOS:
Total equity to total assets	6.95%	7.05%	6.21%	(1.4)	11.9
Leverage ratio	8.71%	8.96%	8.08%	(2.8)	7.8
Tier 1 risk-based capital ratio	11.57%	11.58%	10.74%	(0.1)	7.7
Total risk-based capital ratio	12.83%	12.84%	11.99%	(0.1)	7.0

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$12,530	$12,870	$15,916	(2.6)	(21.3)

QTD net chargeoffs (annualized) to QTD average loans	0.63%	0.27%	0.72%	133.3	(12.5)
Allowance for loan losses to total loans	1.65%	1.74%	1.94%	(5.2)	(14.9)
Nonperforming assets to total loans and OREO	1.64%	1.73%	2.34%	(5.2)	(29.9)
Nonperforming assets to total assets	1.24%	1.33%	1.73%	(6.8)%	(28.3)%

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2014

				December 31, 2014 vs.
				September 30, 2014	December 31, 2013
(In thousands, except percentages)	December 31, 2014	September 30, 2014	December 31, 2013%		%
ASSETS
Cash and due from banks	$29,351	$29,384	$24,272	(0.1)%	20.9%
Federal funds sold and interest-bearing deposits	100,470	72,205	75,132	39.1	33.7
Cash and cash equivalents	129,821	101,589	99,404	27.8	30.6
Securities:
Securities available for sale	60,073	66,054	81,133	(9.1)	(26.0)
Securities held to maturity	20,009	20,825	26,381	(3.9)	(24.2)
Total securities	80,082	86,879	107,514	(7.8)	(25.5)
Loans:
SBA loans held for sale	5,179	7,835	6,673	(33.9)	(22.4)
SBA loans held for investment	40,401	44,502	48,918	(9.2)	(17.4)
SBA 504 loans	34,322	34,152	31,564	0.5	8.7
Commercial loans	401,949	391,338	363,340	2.7	10.6
Residential mortgage loans	220,878	211,450	182,067	4.5	21.3
Consumer loans	59,096	55,089	46,139	7.3	28.1
Total loans	761,825	744,366	678,701	2.3	12.2
Allowance for loan losses	(12,551)	(12,918)	(13,141)	2.8	4.5
Net loans	749,274	731,448	665,560	2.4	12.6
Premises and equipment, net	15,231	15,420	15,672	(1.2)	(2.8)
Bank owned life insurance ("BOLI")	13,001	12,907	12,749	0.7	2.0
Deferred tax assets	5,860	6,066	6,752	(3.4)	(13.2)
Federal Home Loan Bank stock	6,032	4,907	5,392	22.9	11.9
Accrued interest receivable	3,518	3,422	3,272	2.8	7.5
Other real estate owned ("OREO")	1,162	1,658	633	(29.9)	83.6
Goodwill and other intangibles	1,516	1,516	1,516	-	-
Other assets	3,291	3,781	2,654	(13.0)	24.0
Total assets	$1,008,788	$969,593	$921,118	4.0%	9.5%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$152,785	$149,272	$136,035	2.4%	12.3%
Interest-bearing demand deposits	128,875	117,260	130,806	9.9	(1.5)
Savings deposits	300,348	292,108	266,503	2.8	12.7
Time deposits, under $100,000	113,119	115,143	108,258	(1.8)	4.5
Time deposits, $100,000 and over	99,214	108,137	97,096	(8.3)	2.2
Total deposits	794,341	781,920	738,698	1.6	7.5
Borrowed funds	125,000	100,000	107,000	25.0	16.8
Subordinated debentures	15,465	15,465	15,465	-	-
Accrued interest payable	474	476	454	(0.4)	4.4
Accrued expenses and other liabilities	3,385	3,348	2,328	1.1	45.4
Total liabilities	938,665	901,209	863,945	4.2	8.6
Shareholders' equity:
Common stock	58,785	58,638	52,051	0.3	12.9
Retained earnings	11,195	9,751	5,598	14.8	100.0
Accumulated other comprehensive income (loss)	143	(5)	(476)	2,960.0	130.0
Total shareholders' equity	70,123	68,384	57,173	2.5	22.7
Total liabilities and shareholders' equity	$1,008,788	$969,593	$921,118	4.0%	9.5%

Issued and outstanding common shares	8,388	8,370	7,577

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

December 31, 2014

				December 31, 2014 vs.
	For the three months ended			September 30, 2014		December 31, 2013
(In thousands, except percentages and per share amounts)	December 31, 2014	September 30, 2014	December 31, 2013	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$13	$12	$9	$1	8.3%	$4	44.4%
Federal Home Loan Bank stock	38	40	40	(2)	(5.0)	(2)	(5.0)
Securities:
Taxable	444	461	585	(17)	(3.7)	(141)	(24.1)
Tax-exempt	79	81	106	(2)	(2.5)	(27)	(25.5)
Total securities	523	542	691	(19)	(3.5)	(168)	(24.3)
Loans:
SBA loans	605	636	519	(31)	(4.9)	86	16.6
SBA 504 loans	425	419	408	6	1.4	17	4.2
Commercial loans	5,064	4,926	4,684	138	2.8	380	8.1
Residential mortgage loans	2,461	2,327	1,953	134	5.8	508	26.0
Consumer loans	673	589	462	84	14.3	211	45.7
Total loans	9,228	8,897	8,026	331	3.7	1,202	15.0
Total interest income	9,802	9,491	8,766	311	3.3	1,036	11.8
INTEREST EXPENSE
Interest-bearing demand deposits	112	98	102	14	14.3	10	9.8
Savings deposits	270	216	186	54	25.0	84	45.2
Time deposits	715	725	598	(10)	(1.4)	117	19.6
Borrowed funds and subordinated debentures	817	820	817	(3)	(0.4)	-	-
Total interest expense	1,914	1,859	1,703	55	3.0	211	12.4
Net interest income	7,888	7,632	7,063	256	3.4	825	11.7
Provision for loan losses	850	550	800	300	54.5	50	6.3
Net interest income after provision for loan losses	7,038	7,082	6,263	(44)	(0.6)	775	12.4
NONINTEREST INCOME
Branch fee income	362	388	412	(26)	(6.7)	(50)	(12.1)
Service and loan fee income	388	292	396	96	32.9	(8)	(2.0)
Gain on sale of SBA loans held for sale, net	342	295	21	47	15.9	321	1,528.6
Gain on sale of mortgage loans, net	323	263	312	60	22.8	11	3.5
Net security gains (2)	55	-	22	55	NM	33	150.0
Other income	190	615	308	(425)	(69.1)	(118)	(38.3)
Total noninterest income	1,660	1,853	1,471	(193)	(10.4)	189	12.8
NONINTEREST EXPENSE
Compensation and benefits	3,197	3,214	2,925	(17)	(0.5)	272	9.3
Occupancy	596	604	652	(8)	(1.3)	(56)	(8.6)
Processing and communications	615	667	588	(52)	(7.8)	27	4.6
Furniture and equipment	397	377	368	20	5.3	29	7.9
Professional services	131	159	194	(28)	(17.6)	(63)	(32.5)
Loan costs	211	225	229	(14)	(6.2)	(18)	(7.9)
OREO expenses	72	71	94	1	1.4	(22)	(23.4)
Deposit insurance	162	166	173	(4)	(2.4)	(11)	(6.4)
Advertising	269	291	228	(22)	(7.6)	41	18.0
Other expenses	395	467	411	(72)	(15.4)	(16)	(3.9)
Total noninterest expense	6,045	6,241	5,862	(196)	(3.1)	183	3.1
Income before provision for income taxes	2,653	2,694	1,872	(41)	(1.5)	781	41.7
Provision for income taxes	952	808	606	144	17.8	346	57.1
Net income	1,701	1,886	1,266	(185)	(9.8)	435	34.4
Preferred stock dividends and discount accretion	-	-	-	-	-	-	-
Income available to common shareholders	$1,701	$1,886	$1,266	$(185)	(9.8)%	$435	34.4%

Effective tax rate	35.9%	30.0%	32.4%

Net income per common share - Basic (1)	$0.20	$0.24	$0.17
Net income per common share - Diluted (1)	$0.20	$0.24	$0.17

Weighted average common shares outstanding - Basic	8,378	7,847	7,560
Weighted average common shares outstanding - Diluted	8,478	7,946	7,618

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

December 31, 2014

	For the twelve months ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2014	2013	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$44	$39	$5	12.8%
Federal Home Loan Bank stock	165	159	6	3.8
Securities:
Taxable	2,183	2,443	(260)	(10.6)
Tax-exempt	355	460	(105)	(22.8)
Total securities	2,538	2,903	(365)	(12.6)
Loans:
SBA loans	2,467	2,660	(193)	(7.3)
SBA 504 loans	1,676	1,911	(235)	(12.3)
Commercial loans	19,329	17,322	2,007	11.6
Residential mortgage loans	8,898	7,013	1,885	26.9
Consumer loans	2,301	1,947	354	18.2
Total loans	34,671	30,853	3,818	12.4
Total interest income	37,418	33,954	3,464	10.2
INTEREST EXPENSE
Interest-bearing demand deposits	430	383	47	12.3
Savings deposits	856	710	146	20.6
Time deposits	2,777	2,191	586	26.7
Borrowed funds and subordinated debentures	3,243	3,245	(2)	(0.1)
Total interest expense	7,306	6,529	777	11.9
Net interest income	30,112	27,425	2,687	9.8
Provision for loan losses	2,550	2,350	200	8.5
Net interest income after provision for loan losses	27,562	25,075	2,487	9.9
NONINTEREST INCOME
Branch fee income	1,469	1,505	(36)	(2.4)
Service and loan fee income	1,260	1,370	(110)	(8.0)
Gain on sale of SBA loans held for sale, net	975	628	347	55.3
Gain on sale of mortgage loans, net	1,139	1,650	(511)	(31.0)
BOLI income	559	347	212	61.1
Net security gains	433	390	43	11.0
Other income	844	714	130	18.2
Total noninterest income	6,679	6,604	75	1.1
NONINTEREST EXPENSE
Compensation and benefits	12,750	12,251	499	4.1
Occupancy	2,478	2,571	(93)	(3.6)
Processing and communications	2,461	2,309	152	6.6
Furniture and equipment	1,510	1,478	32	2.2
Professional services	748	828	(80)	(9.7)
Loan costs	780	822	(42)	(5.1)
OREO expenses	485	458	27	5.9
Deposit insurance	677	666	11	1.7
Advertising	998	747	251	33.6
Other expenses	1,801	1,867	(66)	(3.5)
Total noninterest expense	24,688	23,997	691	2.9
Income before provision for income taxes	9,553	7,682	1,871	24.4
Provision for income taxes	3,145	2,567	578	22.5
Net income	6,408	5,115	1,293	25.3
Preferred stock dividends and discount accretion	-	988	(988)	(100.0)
Income available to common shareholders	$6,408	$4,127	$2,281	55.3%

Effective tax rate	32.9%	33.4%

Net income per common share - Basic (1)	$0.82	$0.55
Net income per common share - Diluted (1)	$0.81	$0.53

Weighted average common shares outstanding - Basic	7,856	7,547
Weighted average common shares outstanding - Diluted	7,945	7,810
(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

December 31, 2014

	For the three months ended
	December 31, 2014			September 30, 2014
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$50,929	$13	0.10%	$38,754	$12	0.12%
Federal Home Loan Bank stock	3,807	38	3.96	3,948	40	4.02
Securities:
Taxable	71,542	444	2.48	75,685	461	2.44
Tax-exempt	13,226	117	3.54	13,348	119	3.57
Total securities (A)	84,768	561	2.65	89,033	580	2.61
Loans:
SBA loans	50,816	605	4.76	53,400	636	4.76
SBA 504 loans	34,533	425	4.88	34,310	419	4.85
Commercial loans	401,215	5,064	5.01	380,983	4,926	5.13
Residential mortgage loans	217,008	2,461	4.54	201,793	2,327	4.61
Consumer loans	57,923	673	4.61	53,000	589	4.41
Total loans (B)	761,495	9,228	4.82	723,486	8,897	4.89
Total interest-earning assets	$900,999	$9,840	4.35%	$855,221	$9,529	4.43%

Noninterest-earning assets:
Cash and due from banks	30,346			29,873
Allowance for loan losses	(13,074)			(12,980)
Other assets	43,577			44,656
Total noninterest-earning assets	60,849			61,549
Total assets	$961,848			$916,770

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$126,788	$112	0.35%	$116,646	$98	0.33%
Savings deposits	298,166	270	0.36	271,356	216	0.32
Time deposits	219,866	715	1.29	221,584	725	1.30
Total interest-bearing deposits	644,820	1,097	0.68	609,586	1,039	0.68
Borrowed funds and subordinated debentures	91,009	817	3.51	91,574	820	3.50
Total interest-bearing liabilities	$735,829	$1,914	1.03%	$701,160	$1,859	1.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	152,359			148,724
Other liabilities	4,616			3,921
Total noninterest-bearing liabilities	156,975			152,645
Total shareholders' equity	69,044			62,965
Total liabilities and shareholders' equity	$961,848			$916,770

Net interest spread		$7,926	3.32%		$7,670	3.38%
Tax-equivalent basis adjustment		(38)			(38)
Net interest income		$7,888			$7,632
Net interest margin			3.49%			3.56%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

December 31, 2014

	For the three months ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$50,929	$13	0.10%	$46,533	$9	0.08%
Federal Home Loan Bank stock	3,807	38	3.96	4,009	40	3.96
Securities:
Taxable	71,542	444	2.48	89,275	585	2.62
Tax-exempt	13,226	117	3.54	16,975	157	3.70
Total securities (A)	84,768	561	2.65	106,250	742	2.79
Loans:
SBA loans	50,816	605	4.76	55,536	519	3.74
SBA 504 loans	34,533	425	4.88	33,253	408	4.87
Commercial loans	401,215	5,064	5.01	356,939	4,684	5.21
Residential mortgage loans	217,008	2,461	4.54	176,880	1,953	4.42
Consumer loans	57,923	673	4.61	45,708	462	4.01
Total loans (B)	761,495	9,228	4.82	668,316	8,026	4.78
Total interest-earning assets	$900,999	$9,840	4.35%	$825,108	$8,817	4.25%

Noninterest-earning assets:
Cash and due from banks	30,346			23,877
Allowance for loan losses	(13,074)			(13,653)
Other assets	43,577			43,147
Total noninterest-earning assets	60,849			53,371
Total assets	$961,848			$878,479

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$126,788	$112	0.35%	$122,977	$102	0.33%
Savings deposits	298,166	270	0.36	268,745	186	0.27
Time deposits	219,866	715	1.29	186,200	598	1.27
Total interest-bearing deposits	644,820	1,097	0.68	577,922	886	0.60
Borrowed funds and subordinated debentures	91,009	817	3.51	91,738	817	3.48
Total interest-bearing liabilities	$735,829	$1,914	1.03%	$669,660	$1,703	0.99%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	152,359			149,252
Other liabilities	4,616			2,946
Total noninterest-bearing liabilities	156,975			152,198
Total shareholders' equity	69,044			56,621
Total liabilities and shareholders' equity	$961,848			$878,479

Net interest spread		$7,926	3.32%		$7,114	3.26%
Tax-equivalent basis adjustment		(38)			(51)
Net interest income		$7,888			$7,063
Net interest margin			3.49%			3.42%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YEAR TO DATE NET INTEREST MARGIN

December 31, 2014

	For the twelve months ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$44,900	$44	0.10%	$39,971	$39	0.10%
Federal Home Loan Bank stock	3,972	165	4.15	4,007	159	3.97
Securities:
Taxable	81,334	2,183	2.68	93,132	2,443	2.62
Tax-exempt	14,493	526	3.63	18,587	681	3.66
Total securities (A)	95,827	2,709	2.82	111,719	3,124	2.79
Loans:
SBA loans	53,232	2,467	4.63	60,891	2,660	4.37
SBA 504 loans	33,754	1,676	4.97	37,920	1,911	5.04
Commercial loans	379,327	19,329	5.10	328,229	17,322	5.28
Residential mortgage loans	196,333	8,898	4.53	155,237	7,013	4.52
Consumer loans	51,188	2,301	4.50	45,705	1,947	4.26
Total loans (B)	713,834	34,671	4.86	627,982	30,853	4.92
Total interest-earning assets	$858,533	$37,589	4.38%	$783,679	$34,175	4.37%

Noninterest-earning assets:
Cash and due from banks	27,021			22,728
Allowance for loan losses	(13,124)			(14,423)
Other assets	44,312			41,688
Total noninterest-earning assets	58,209			49,993
Total assets	$916,742			$833,672

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$125,706	$430	0.34%	$118,289	$383	0.32%
Savings deposits	274,395	856	0.31	277,891	710	0.26
Time deposits	214,984	2,777	1.29	146,115	2,191	1.50
Total interest-bearing deposits	615,085	4,063	0.66	542,295	3,284	0.61
Borrowed funds and subordinated debentures	91,230	3,243	3.55	91,475	3,245	3.55
Total interest-bearing liabilities	$706,315	$7,306	1.03%	$633,770	$6,529	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	144,310			130,768
Other liabilities	3,764			3,164
Total noninterest-bearing liabilities	148,074			133,932
Total shareholders' equity	62,353			65,970
Total liabilities and shareholders' equity	$916,742			$833,672

Net interest spread		$30,283	3.35%		$27,646	3.34%
Tax-equivalent basis adjustment		(171)			(221)
Net interest income		$30,112			$27,425

Net interest margin	3.53%	3.53%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

December 31, 2014

Amounts in thousands, except percentages	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,918	$12,858	$12,807	$13,141	$13,550
Provision for loan losses charged to expense	850	550	550	600	800
	13,768	13,408	13,357	13,741	14,350
Less: Chargeoffs
SBA loans	569	232	199	53	128
SBA 504 loans	-	-	-	92	203
Commercial loans	377	72	134	454	564
Residential mortgage loans	362	201	5	172	125
Consumer loans	-	211	203	179	300
Total chargeoffs	1,308	716	541	950	1,320
Add: Recoveries
SBA loans	12	111	10	7	93
SBA 504 loans	-	-	-	-	3
Commercial loans	31	95	31	9	14
Residential mortgage loans	40	20	-	-	-
Consumer loans	8	-	1	-	1
Total recoveries	91	226	42	16	111
Net chargeoffs	1,217	490	499	934	1,209
Balance, end of period	$12,551	$12,918	$12,858	$12,807	$13,141

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$11,368	$11,212	$11,929	$12,046	$15,283
Other real estate owned ("OREO")	1,162	1,658	1,115	2,467	633
Nonperforming assets	12,530	12,870	13,044	14,513	15,916
Less: Amount guaranteed by SBA	1,569	200	2,305	1,320	540
Net nonperforming assets	$10,961	$12,670	$10,739	$13,193	$15,376

Loans 90 days past due & still accruing	$890	$-	$-	$5	$19

Performing Troubled Debt Restructurings (TDRs)	$3,548	$4,194	$6,965	$7,363	$7,452
(1) Nonperforming TDRs included in nonperforming loans	2,960	3,473	741	448	467
Total TDRs	$6,508	$7,667	$7,706	$7,811	$7,919

Allowance for loan losses to:
Total loans at quarter end	1.65%	1.74%	1.81%	1.87%	1.94%
Nonperforming loans (1)	110.41	115.22	107.79	106.32	85.98
Nonperforming assets	100.17	100.37	98.57	88.25	82.56
Net nonperforming assets	114.51	101.96	119.73	97.07	85.46

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	4.35%	0.90%	1.40%	0.34%	0.25%
SBA 504 loans	-	-	-	1.18	2.39
Commercial loans	0.34	(0.02)	0.11	0.50	0.61
Residential mortgage loans	0.59	0.36	0.01	0.39	0.28
Consumer loans	(0.05)	1.58	1.70	1.58	2.60
Total loans	0.63%	0.27%	0.29%	0.56%	0.72%

Nonperforming loans to total loans	1.49%	1.51%	1.68%	1.76%	2.25%
Nonperforming loans and TDRs to total loans	1.96	2.07	2.67	2.84	3.35
Nonperforming assets to total loans and OREO	1.64	1.73	1.84	2.11	2.34
Nonperforming assets to total assets	1.24	1.33	1.40	1.51	1.73

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

December 31, 2014

(In thousands, except percentages and per share amounts)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
SUMMARY OF INCOME:
Total interest income	$9,802	$9,491	$9,102	$9,023	$8,766
Total interest expense	1,914	1,859	1,797	1,736	1,703
Net interest income	7,888	7,632	7,305	7,287	7,063
Provision for loan losses	850	550	550	600	800
Net interest income after provision for loan losses	7,038	7,082	6,755	6,687	6,263
Total noninterest income	1,660	1,853	1,640	1,526	1,471
Total noninterest expense	6,045	6,241	6,144	6,258	5,862
Income before provision for income taxes	2,653	2,694	2,251	1,955	1,872
Provision for income taxes	952	808	723	662	606
Net income	1,701	1,886	1,528	1,293	1,266
Preferred stock dividends and discount accretion	-	-	-	-	-
Income available to common shareholders	$1,701	$1,886	$1,528	$1,293	$1,266

Net income per common share - Basic (1)	$0.20	$0.24	$0.20	$0.17	$0.17
Net income per common share - Diluted (1)	$0.20	$0.24	$0.20	$0.17	$0.17

COMMON SHARE DATA:
Market price per share	$9.43	$9.63	$9.28	$7.95	$7.66
Dividends paid	$0.03	$0.03	$0.02	$0.02	$0.01
Book value per common share	$8.36	$8.17	$7.95	$7.74	$7.55
Weighted average common shares outstanding - Basic	8,378	7,847	7,605	7,586	7,560
Weighted average common shares outstanding - Diluted	8,478	7,946	7,690	7,654	7,618
Issued and outstanding common shares	8,388	8,370	7,607	7,602	7,577

OPERATING RATIOS (Annualized):
Return on average assets	0.70%	0.82%	0.68%	0.59%	0.57%
Return on average equity (2)	9.78	11.89	10.31	9.06	8.87
Efficiency ratio	63.68	65.80	70.81	71.91	68.87

BALANCE SHEET DATA:
Total assets	$1,008,788	$969,593	$932,414	$961,168	$921,118
Total deposits	794,341	781,920	728,083	767,624	738,698
Total loans	761,825	744,366	708,889	683,951	678,701
Total securities	80,082	86,879	90,470	109,459	107,514
Total shareholders' equity	70,123	68,384	60,477	58,810	57,173
Allowance for loan losses	(12,551)	(12,918)	(12,858)	(12,807)	(13,141)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.35%	4.43%	4.34%	4.39%	4.25%
Interest-bearing liabilities	1.03	1.05	1.03	1.01	0.99
Net interest spread	3.32	3.38	3.31	3.38	3.26
Net interest margin	3.49	3.56	3.49	3.57	3.42

CREDIT QUALITY:
Nonperforming assets	12,530	12,870	13,044	14,513	15,916
QTD net chargeoffs (annualized) to QTD average loans	0.63%	0.27%	0.29%	0.56%	0.72%
Allowance for loan losses to total loans	1.65	1.74	1.81	1.87	1.94
Nonperforming assets to total loans and OREO	1.64	1.73	1.84	2.11	2.34
Nonperforming assets to total assets	1.24	1.33	1.40	1.51	1.73

CAPITAL RATIOS AND OTHER:
Total equity to total assets	6.95%	7.05%	6.49%	6.12%	6.21%

Leverage ratio	8.71	8.96	8.24	8.19	8.08
Tier 1 risk-based capital ratio	11.57	11.58	10.86	10.77	10.74
Total risk-based capital ratio	12.83	12.84	12.12	12.03	11.99
Number of banking offices	15	15	15	15	15
Number of ATMs	16	16	16	16	16
Number of employees	169	163	171	162	163
1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).